Exhibit 10.22

RESTRICTED UNIT AGREEMENT

This Restricted Unit Agreement (this “Agreement”) is made as of the 19th day of November, 2004 (the “Effective Date”) between New Refco Group Ltd., LLC, a Delaware limited liability company (the “Company”), and the undersigned manager (the “Grantee”).  Certain capitalized terms used herein are defined in Section 7 hereof.

WHEREAS, the Company believes it to be in the best interests of the Company and its unitholders to attract and retain persons of exceptional ability to serve as outside members of the Board of Managers and to solidify the common interests of unitholders and the Company’s outside managers in enhancing the value of the Company’s units;

WHEREAS, accordingly the Company has determined to issue restricted units in accordance with the provisions of this Agreement; and

WHEREAS, the Company desires to be assured that the confidential information and goodwill of the Company will be preserved for the exclusive benefit of the Company.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Issuance of Grantee Units.

(a)                                  Upon execution of this Agreement, the Company will issue to the Grantee that number of Class B Common Units of the Company (the “Class B Common Units”) set forth below such Grantee’s name on the signature page attached hereto.  All of such Class B Common Units issued to the Grantee hereby are referred to herein as “Grantee Units.”  To secure the Company’s rights under the Repurchase Option in Section 3, the Company will retain possession of the certificates representing the Grantee Units and will provide the Grantee with copies thereof.

(b)                                 In connection with the acquisition of the Grantee Units hereunder, the Grantee represents and warrants to the Company that:

(i)                                     the Grantee Units to be acquired by the Grantee pursuant to this Agreement will be acquired for the Grantee’s own account, for investment only and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Grantee Units will not be disposed of in contravention of the Securities Act or any applicable state securities laws or this Agreement or the Securityholders’ Agreement;

(ii)                                  the Grantee has such knowledge and experience in business and financial matters and with respect to investments in securities of privately held companies so as to enable the Grantee to understand and evaluate the risks and benefits of his or her investment in the Grantee Units;

(iii)                               the Grantee has no need for liquidity in his or her investment in the Grantee Units and is able to bear the economic risk of his or her investment in the Grantee Units for an indefinite period of time and understands that the Grantee Units have not been registered or qualified under the Securities Act or any applicable state securities laws, by reason of the issuance of the Grantee Units in a transaction exempt from the registration and qualification requirements of the Securities Act or such state securities laws and, therefore, cannot be sold unless subsequently registered or qualified under the Securities Act or such state securities laws or an exemption from such registration or qualification is available;

(iv)                              the Grantee acknowledges that he or she is aware that the Grantee Units may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met.  Among the current conditions for use of Rule 144 by certain holders is the availability to the public of current information about the Company.  Such information is not now available, and the Company has no current plans to make such information available; and

(v)                                 the Grantee has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Grantee Units and has had full access to or been provided with such other information concerning the Company as the Grantee has requested.

(c)                                  Grantee further represents and warrants that this Agreement constitutes the legal, valid and binding obligation of the Grantee, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Grantee does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Grantee is a party or any judgment, order or decree to which the Grantee is subject.

(d)                                 As an inducement to the Company to issue the Grantee Units to the Grantee and as a condition thereto, the Grantee acknowledges and agrees that neither the issuance of the Grantee Units to the Grantee nor any provision contained herein shall entitle the Grantee to remain on the Board of the Company or affect the right of the Company or its members to remove the Grantee from the Board at any time for any reason.

(e)                                  In connection with the issuance and sale by the Company to the Grantee of the Grantee Units, the Company represents and warrants that:

(i)                                     the Company is a limited liability company validly existing under the laws of the jurisdiction of its formation and has all requisite limited liability company power and authority to own, lease and operate the assets used in its business, to carry on its business as presently conducted, to enter into this

Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby;

(ii)                                  the Company has taken all limited liability company action necessary to authorize its execution and delivery of this Agreement, its performance of its obligations thereunder, and its consummation of the transactions contemplated thereby; and

(iii)                               this Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms.

2.                                       Vesting of Grantee Units.

(a)                                  General.

(i)                                     Vesting.  The Grantee Units granted hereunder (the “Units”) will be deemed “vested” (the “Vested Units”) in accordance with this Section 2.  The Units will vest 25% on each of February 28, 2005, February 28, 2006, February 28, 2007 and February 29, 2008 (each, a “Measurement Year”), subject to the provisions of Section 2(b).

(ii)                                  Change of Control.  All Units that have not previously vested will vest in full upon a Change of Control.

(b)                                 In the event the Grantee ceases to be a member of the Board of Managers, then (i) all Grantee Units shall cease vesting effective as of the date upon which the Grantee ceases to be a member of the Board of Managers (the “Termination Date”) and (ii) a fraction of the Units that otherwise would become Vested Units at the end of the Measurement Year in which such termination occurs will become Vested Units, the numerator of which fraction shall equal the number of whole months during such year (or, in the case of such termination prior to February 28, 2005, the number of whole months since November 19, 2004) that the Grantee was a member of the Board of Managers and the denominator of which shall be twelve (12).

3.                                       Repurchase or Forfeiture of Units.

(a)                                  In the event that the Grantee ceases to be a member of the Board of Managers, then all Grantee Units (whether held by the Grantee or by one or more of the Grantee’s transferees) which as of the date of termination:

(i)                                     have not vested pursuant to Section 2 hereof, will be forfeited and returned to the Company;

(ii)                                  have vested pursuant to Section 2 hereof, will be subject to repurchase by the Company, at its option (the “Repurchase Option”), for Fair Market Value.

(b)                                 [Intentionally omitted.]

(c)                                  The Repurchase Option shall be exercised by the Company, or its designee, from time to time, by delivering to the Grantee a written notice of exercise and a check in the amount of the Fair Market Value.  Upon delivery of such notice and payment of the purchase price as described above (or automatically upon any forfeiture of units pursuant to Section 3(a)(i)), the Company, or its designee, shall become the legal and beneficial owner of the Grantee Units being repurchased and all rights and interest therein or related thereto, and the Company, or its designee, shall have the right to transfer to its own name the number of Grantee Units being repurchased without further action by the Grantee or any of his or her transferees.  If the Company or its designee elect to exercise the Repurchase Option pursuant to this Section 3 and the Grantee or his or her transferee fails to deliver the Grantee Units in accordance with the terms hereof, the Company, or its designee, may, at its option, in addition to all other remedies it may have, deposit the purchase price in an escrow account administered by an independent third party (to be held for the benefit of and payment over to the Grantee or his or her transferee in accordance herewith), whereupon (or, in any case, upon any forfeiture of units pursuant to Section 3(a)(i)) the Company shall by written notice to the Grantee cancel on its books the certificates(s) representing such Grantee Units registered in the name of the Grantee and all of the Grantee’s or his or her transferee’s right, title, and interest in and to such Grantee Units shall terminate in all respects.

(d)                                 Notwithstanding the foregoing, if at any time the Company elects to repurchase any Class B Common Units pursuant to the Repurchase Option, the Company shall pay the purchase price for the Class B Common Units it purchases (i) first, by offsetting indebtedness, if any, owing from such Grantee to the Company and (ii) then, by the Company’s delivery of cash for the remainder of the purchase price, if any, against delivery of the certificates or other instruments representing the Class B Common Units so purchased, duly endorsed; provided that, (x) if any such cash payment at the time such payment is required to be made would result (A) in a violation of any law, statute, rule, regulation, policy, order, writ, injunction, decree or judgment promulgated or entered by any federal, state, local or foreign court or governmental authority applicable to the Company or any of its subsidiaries or any of its or their property or (B) after giving effect thereto, in a Financing Default, or (y) if the Board determines in good faith that immediately prior to such purchase there shall exist a Financing Default which prohibits such purchase ((x) and (y) collectively the “Cash Deferral Conditions”), the portion of the cash payment so affected may be made by the Company’s delivery of a promissory note or senior preferred units of the Company with a liquidation preference equal to the balance of the purchase price.  The promissory note or senior preferred units shall accrue interest or yield, as the case may be, annually at the “prime rate” published in The Wall Street Journal on the date of issuance, which interest or yield, as the case may be, shall be payable at maturity.  The value of each such senior preferred unit shall as of its issuance be deemed to equal (A) the portion of the cash payment paid by the issuance of such preferred units divided by (B) the number of senior preferred units so issued.  Any senior preferred units or the promissory note shall be redeemed or payable when and to the extent the Cash Deferral Condition which prompted their issuance no longer exists.

(e)                                  In the event that Grantee Units are repurchased or forfeited pursuant to this Section 3, the Grantee and his or her successors, assigns or Representatives shall take (at the Company’s expense) all steps necessary and desirable to obtain all required third-party, governmental and regulatory consents and approvals and take all other actions necessary and desirable to facilitate consummation of such repurchase in a timely manner.

4.                                       Legend.

The certificates representing the Grantee Units will bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE, REPURCHASE RIGHTS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A RESTRICTED UNIT AGREEMENT DATED NOVEMBER 19, 2004, BETWEEN THE COMPANY AND THE OTHER SIGNATORY THERETO.  A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.

THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF THE HOLDER OF SUCH SECURITIES IN RESPECT OF THE ELECTION OF DIRECTORS ARE SUBJECT TO A SECURITYHOLDERS’ AGREEMENT DATED AUGUST 5, 2004 AMONG THE COMPANY AND CERTAIN HOLDERS OF ITS EQUITY INTERESTS.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS.  THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS.”

5.                                       Restrictions on Transfer, Conversion and Voting.

(a)                                  The Company and the Grantee acknowledge and agree that the Grantee Units are subject to and restricted by the Securityholders’ Agreement.  Notwithstanding anything to the contrary contained in the Securityholders’ Agreement, no Grantee Units that have not become Vested Units pursuant to Section 2 hereof may be transferred to any Person and no Grantee Units that are Vested Units may be transferred to any Person who is not an Affiliate of the Grantee.  The Vested Units may be transferred by will or the laws of descent and distribution.

(b)                                 Prior to any Transfer, the transferee shall agree, by execution of a Joinder Agreement, to be bound by this Agreement as holder of Grantee Units and by the Securityholders’ Agreement.  Any Transfer or attempted Transfer of any Grantee Units in violation of the preceding sentence shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Grantee Units as the owner of such units for any purpose.

(c)                                  The Grantee agrees that so long as the Grantee owns Grantee Units which have not become Vested Units pursuant to Section 2 hereof, the Grantee shall be obligated to vote all of his, her or its Grantee Units which have not become Vested Units pursuant to Section 2 hereof in the same manner and proportions as the votes cast by the holders of a majority of the Company’s voting equity interests not subject to such repurchase rights.  If the Grantee fails or refuses to vote his, her or its Grantee Units which have not become Vested Units pursuant to Section 2 hereof as required by, or votes his, her or its Grantee Units which have not become Vested Units pursuant to Section 2 hereof in contravention of this Section 5(c), then the Grantee hereby grants to each of the President and Treasurer of the Company, acting solely in his or her capacity as such, an irrevocable proxy, coupled with an interest, to vote such units in accordance with this Section 5(c).

6.                                       Restricted Activities.

6.1                                 Proprietary Information.

(a)                                  In the course of service to the Company, the Grantee will have access to confidential information regarding the organization, business and finances of the Company and its Affiliates, including products, services, designs, methods, techniques, systems, specifications, know-how, strategic or technical data, marketing research data, product research and development data, sales techniques, confidential customer lists and information, sources of supply and trade secrets, all of which are confidential and may be proprietary and are owned or used by the Company, or any of its Affiliates.  Such information shall hereinafter be called “Proprietary Information” and shall include any and all items enumerated in the preceding sentence and coming within the scope of the business of the Company or any of its Affiliates as to which the Grantee may have access, whether conceived or developed by others or by the Grantee alone or with others during the period of service to the Company, whether or not conceived or developed during regular working hours.  Proprietary Information shall not include any records, data or information which are (i) in the public domain during or after the Grantee’s service to the Company as a member of the Board provided the same are not in the public domain as a consequence of disclosure directly or indirectly by the Grantee in violation of this Agreement, (ii) required to be disclosed by law, or (iii) reasonably required to be disclosed in defending any suit, proceeding or investigation to which the Grantee is a party.

(b)                                 The Grantee agrees that Proprietary Information is of critical importance to the Company and a violation of this Section 6 would seriously and irreparably impair and damage the Company’s business.  The Grantee agrees that he shall keep all Proprietary Information in a fiduciary capacity for the sole benefit of the Company.

(c)                                  The Grantee shall not during the Grantee’s service to the Company as a member of the Board or at any time thereafter:  (i) disclose, directly or indirectly, any Proprietary Information to any person, other than any person who, in the reasonable judgment of the Grantee, needs to know such Proprietary Information or such other persons to whom the Grantee has been specifically instructed to make disclosure by the Board of Managers and in all such cases only to the extent required in the course of the Grantee’s service to the Company; or (ii) use any Proprietary Information, directly or indirectly, for the Grantee’s own benefit or for the benefit of any person or entity other than the Company.

6.2                                 Protection of Documents.  All (i) notes, memoranda, reports, lists, letters, documents, records, specifications, software programs, software code, data, tapes and other media of every kind, form and description relating to or within the scope of the business of the Company or any of its Affiliates and any copies, in whole or in part, thereof (collectively, the “Documents”), whether or not prepared by the Grantee, and (ii) all computers, cellular telephones, pagers, credit and/or calling cards, keys, access cards or other personal property of or relating to the Company or any of its Affiliates (collectively, the “Property”) shall be the sole and exclusive property of the Company.  The Grantee shall safeguard all Documents and Property and shall surrender to the Company within five (5) days of the date of termination of the service of Grantee, or at such earlier time or times as the Board of Managers or its designee may specify, all Documents and Property then in the Grantee’s possession or control; provided, however, that the Grantee may retain a copy of any personnel-related materials relating to his or her service to the Company as a member of the Board, including, but not limited to, this Agreement, any compensation or benefit plan or program, or any awards or evidence of participation in such plans or programs, or any other communications to or from the Company related to Grantee’s service to the Company as a member of the Board.  During the Grantee’s service to the Company as a member of the Board, the Grantee shall not make, use or permit to be used any Documents or Property otherwise than for the benefit of the Company.  After the Grantee’s termination of service to the Company, the Grantee shall not use or permit others to use any Documents or Property.  This Section 6 shall not be construed to unreasonably restrict the Grantee’s ability to disclose Proprietary Information in an arbitration or court proceeding regarding the assertion of, or defense against, any claim of breach of this Agreement.

7.                                       Definitions.

The following terms shall have the meanings ascribed below:

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person or, with respect to any individual, such individual’s spouse and descendants (whether natural or adopted) and any trust, partnership, limited liability company or similar vehicle established and maintained solely for the benefit of (or the sole members or partners of which are) such individual, such individual’s spouse and/or such individual’s descendants.

“Board” means the Board of Managers of the Company.

“Change of Control” shall mean the consummation of a transaction, whether in a single transaction or in a series of related transactions that are consummated contemporaneously (or consummated pursuant to contemporaneous agreements), with any other party or parties, other than an Affiliate of THL or an Affiliate of Phillip Bennett, on an arm’s-length basis, pursuant to which (a) a party or group (as defined under Rule 13d under the Securities Exchange Act of 1934, as amended) who is not a unitholder of the Company on the Effective Date, acquires, directly or indirectly (whether by merger, stock purchase, recapitalization, reorganization, redemption, issuance of capital stock or otherwise), more than 50% of the voting power of the Company or otherwise becomes entitled to designate a majority of the members of the Company’s Board of Managers, or (b) such party or parties, directly or indirectly, acquire assets constituting all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis.

“Class A Common Units” means the Company’s Class A Common Units.

“Class B Common Units” has the meaning set forth in Section 1(a) hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Credit Agreement” shall mean the Credit Agreement made as of August 5, 2004, between Refco Finance Holdings LLC, a Delaware limited liability company, Refco Group Ltd., LLC, a Delaware limited liability company, each lender from time to time party thereto, Banc of America Securities LLC, Credit Suisse First Boston, acting through its Cayman Islands Branch, and Deutsche Bank Securities Inc., as co-lead arrangers and joint book running managers, Credit Suisse First Boston, acting through its Cayman Islands Branch, as Syndication Agent, Deutsche Bank Securities Inc., as Documentation Agent, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, as may be amended, supplemented or otherwise modified in accordance with its terms.

“EBITDA” has the meaning set forth in the Securityholders’ Agreement.

“Grantee Units” has the meaning set forth in Section 1(a) hereof.  The Grantee Units will continue to be Grantee Units in the hands of any holder other than the Grantee (except for the Company and except for transferees in a public sale) and, except as otherwise provided herein, each such other holder of the Grantee Units will succeed to all rights and obligations attributable to the Grantee as a holder of the Grantee Units hereunder.  The Grantee Units will also include equity interests of the Company issued with respect to the Grantee Units by way of an equity split, dividend of equity or other recapitalization.

“Fair Market Value” shall be determined by the Board based on methods consistently applied in good faith.  Upon such determination, the Company shall promptly provide the Grantee with notice of the Fair Market Value so determined (the “Board Notice”).

“Financing Default” means any event of default or breach under the Credit Agreement.

“Measurement Date” shall mean, for any Measurement Year, the date following the end of such Measurement Year upon which the Company shall have received its audited financial statements for such Measurement Year, beginning with the Measurement Year ending February 28, 2005.

“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, an investment fund, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Representative” means, with respect to the deceased Grantee, the duly appointed, qualified and acting personal representative (or personal representatives collectively) of the estate of the deceased Grantee (or portion of such estate that includes Grantee Units), whether such personal representative holds the position of executor, administrator or other similar position qualified to act on behalf of such estate.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal law then in force.

“Securityholders’ Agreement” means the Securityholders’ Agreement dated August 5, 2004 between the Company and certain securityholders of the Company, as amended, modified or supplemented from time to time.

“THL” means Thomas H. Lee Equity Fund V, L.P., a Delaware limited partnership, and its Affiliates.

“Transfer” means the sale, transfer, assignment, pledge or other disposal (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) of any Grantee Units.

8.                                       General Provisions.

(a)                                  Severability.  The parties agree that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any other clauses of this Agreement.  If any one or more provisions of this Agreement is held to be invalid or unenforceable for any reason, including due to being overbroad in scope activity, subject or otherwise: (i) this Agreement shall be considered divisible; (ii) such provision shall be deemed inoperative to the extent it is deemed invalid or unenforceable; and (iii) in all other respects this Agreement shall remain full force and effect; provided, however, that if any such provision maybe made valid or enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be valid and/or enforceable to the maximum extent permitted by applicable law.

(b)                                 Entire Agreement.  This Agreement and the Securityholders’ Agreement constitute the entire agreement and understanding of the parties hereto concerning the subject matter hereof and from and after the date of this Agreement, this Agreement shall supersede any other prior negotiations, discussions, writings, agreements or understandings, both written and oral, between the parties with respect to such subject matter.

(c)                                  Counterparts.  This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(d)                                 Successors and Assigns.

(i)                                     This Agreement is personal to the Grantee and without the prior written consent of the Company shall not be assignable by the Grantee.  This Agreement shall inure to the benefit of and shall be enforceable by the Grantee and the Grantee’s legal representatives.

(ii)                                  This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

(iii)                               Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto, and their respective heirs, legal representatives, successors, and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

(e)                                  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.

(f)                                    Remedies.  Each of the parties to this Agreement and any such Person granted rights hereunder whether or not such Person is a signatory hereto shall be entitled to enforce its rights under this Agreement specifically to recover damages and costs (including reasonable attorney’s fees) for any breach of any provision of this Agreement and to exercise all other rights existing in its favor.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party and any such Person granted rights hereunder whether or not such Person is a signatory hereto may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or other injunctive relief (without posting any bond or deposit) in order to enforce or prevent any violations of the provisions of this Agreement.

(g)                                 Amendment and Waiver.  The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and the Grantee and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall be construed as a waiver of such provisions or affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

(h)                                 Notices.  Any notice provided for in this Agreement must be in writing and must be either personally delivered, transmitted via facsimile, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated or at such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.  Notices will be deemed to have been given hereunder and received when delivered personally, when received if transmitted via facsimile, five (5) days after deposit in the U.S. mail and one (1) day after deposit with a reputable overnight courier service.

If to the Company, to:

New Refco Group Ltd., LLC

c/o Refco Group Ltd., LLC

One World Financial Center

200 Liberty Street

New York, NY 10281

Attention:  General Counsel

With a copy to:

Thomas H. Lee Partners, L.P.

100 Federal Street, 35th Floor

Boston, MA 02110

Attention:	Scott A. Schoen
Scott Jaeckel
George Taylor

If to the Grantee, to the address set forth underneath the Grantee’s name on the signature pages hereto.

(i)                                     Business Days.  If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company’s chief executive office is located, the time period for giving notice or taking action shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

(j)                                     Survival of Representations, Warranties and Agreements.  All representations, warranties and agreements contained herein shall survive the consummation of the transactions contemplated hereby and the termination of this Agreement indefinitely.

(k)                                  Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(l)                                     Construction.  Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates.  The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

(m)                               WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(n)                                 Nouns and Pronouns.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Unit Agreement as of the date first written above.

NEW REFCO GROUP LTD, LLC

By:	/s/ PHILLIP BENNETT
Phillip Bennett
President

SIGNATURE PAGE TO RESTRICTED UNIT AGREEMENT

GRANTEE:

Nathan Gantcher
Print Name

/s/ NATHAN GANTCHER
Signature

Address:	Safra Asset Management
546 Fifth Avenue, 5th Floor
New York, NY 10036

Number of Grantee Units Received

Twenty Thousand (20,000)